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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-192875) pertaining to the 2004 Equity Incentive Plan and the Amended and Restated 2013 Equity Incentive Plan of TetraLogic Pharmaceuticals Corporation of our report dated March 19, 2014, with respect to the financial statements of TetraLogic Pharmaceuticals Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 19, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm